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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     As independent petroleum engineers, we hereby consent to the use of our name in the Form S-3 of Hugoton Energy Corporation. We further consent to the incorporation by reference of our estimates of reserves and present value of future net reserves in the Form S-3 at December 31, 1994, 1995 and 1996.

                                          RYDER SCOTT COMPANY
                                          PETROLEUM ENGINEERS

Houston, Texas
April 9, 1997